Insightful Corporation Announces Cost Reduction Plan

Company reduces operating expenses as part of focus on profitability

SEATTLE - December 3, 2007 -

Insightful Corporation (Nasdaq: IFUL), a leading provider of predictive analytics and reporting solutions, today announced a plan to reduce its operating expenses and put the company on a path to profitability. The plan includes an immediate workforce reduction of 18 employees, mostly in research and development, as well as expected decreases in lease and marketing expenses. Headcount reductions as part of this initiative, together with voluntary and involuntary reductions throughout the company since September 30, 2007, is projected to result in a decrease in total worldwide employee count from 152 employees at September 30, 2007 to 116 employees after the headcount reductions announced today. The company expects approximately $200,000 in severance costs associated with the 18-employee reduction in force.

"These cost reductions are necessary in order to reduce our operating expenses to levels that are more appropriate given our current revenue levels," stated Jeff Coombs, CEO of Insightful. "Eighteen months ago we embarked upon an aggressive hiring plan that was predicated upon our ability to generate enough revenues to maintain an appropriate level of operating income or loss. Those revenue levels did not materialize and our loss levels have become unacceptable."

"Although we are reducing the size of our research and development organization, we will continue to enable enterprise customers to develop and deploy analytics across their organizations," Coombs continued. "We are on track to formally announce our first life sciences solution by the end of the year. This clinical graphics software and services solution will allow statistical graphics to be defined, applied and repurposed in a variety of functional areas such drug discovery, development and marketing, through an easy point-and-click interface and in multiple formats and graph types. In addition, next year we expect to continue to deliver important product releases in our core S-PLUS® platform as well as vertical-specific solutions."

"We are taking steps to allow us to manage costs while continuing to invest in the areas of the business that provide the best opportunities for long-term growth and shareholder value," Coombs stated. "We remain financially sound and, as we discussed in our conference call for the third quarter of 2007, we are focused on returning to profitability while continuing to lay down a strong foundation for future revenue growth."

The Company also announced the resignation of Nick Brown, its Vice President of Marketing, who will be transitioning out of the company in December. Product Management and Marketing will report directly to Mr. Coombs. Marketing Communications will report to the Worldwide Vice President of Field Operations (sales and professional services), currently being recruited.

About Insightful Corporation

Insightful Corporation is a provider of predictive analytics and reporting solutions that gives companies the knowledge to act™. Insightful products S-PLUS®, Insightful Miner™, and S-PLUS® Enterprise Server allow companies to perform sophisticated statistical data analysis and data mining and to create high-quality graphics from data. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions. The company delivers industry-leading, high-ROI solutions to thousands of companies in financial services, life sciences, biotechnology, telecommunications, and manufacturing, as well as government and research institutions. Headquartered in Seattle, Insightful has offices in New York, North Carolina, France, Switzerland, and the United Kingdom, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

Note to Investors About Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, but are not limited to, statements about our future financial results and the development and release of our products and solutions. Words such as "expects," "believe," "plan," "anticipate," and similar expressions are intended to identify forward-looking statements, but their absence does not necessarily mean that the statement is not forward-looking. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. These statements are not guarantees of future performance, and inaccurate assumptions and known and unknown risks and uncertainties can affect their accuracy. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including, but not limited to, the risk that we may not achieve growth or operating expense reductions of the size or at the rate we anticipate, the risk that we do not realize the benefits we anticipate from our investments in research and development, the risk that we will be unable to develop and release our new products and solutions on the schedule that we anticipate, the risks associated with recruiting and retaining qualified personnel, and the risk that our new products and solutions do not perform as expected or achieve market acceptance. More detailed information regarding these and other factors that could affect our actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent report on Form 10-QSB. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of anticipated events.

Contact:

Insightful Corporation

Richard Barber, 206-283-8802

investor@insightful.com